SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2015

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904) 598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 15, 2015, Regency Centers Corporation (the “Company”) announced that it priced an offering of its common stock, par value $0.01 per share (the “Offering”). A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

In connection with the Offering, the Company entered into (i) a forward sale agreement dated January 14, 2015 (the “Forward Sale Agreement”) with an affiliate of the underwriter (the “Forward Purchaser”) and (ii) an underwriting agreement dated January 14, 2015 (the “Underwriting Agreement”) by and among the Company, the Forward Purchaser, the Forward Seller (as defined therein) and Wells Fargo Securities, LLC, as an underwriter listed therein (the “Underwriter”). Under the Forward Sale Agreement, Regency has agreed to sell to the Forward Purchaser the same number of shares of Regency’s common stock sold by an affiliate of the Forward Purchaser to the Underwriter for sale in the underwritten public offering (subject to Regency’s right to elect cash settlement of the Forward Sale Agreement). In addition, on January 15, 2015 the Underwriter notified the Company that they exercised their option in full to purchase an additional 375,000 shares of common stock and the Company and the Underwriter entered into an additional forward sale agreement (the “Additional Forward Sale Agreement, and collectively with the Forward Sale Agreement, the “Forward Sale Agreements”).

In connection with the Forward Sale Agreements, the Forward Purchaser (or its affiliate) is expected to borrow from third-party lenders and sell to the Underwriter up to 2,875,000 shares of the Company’s common stock at the close of the offering.

Settlement of the Forward Sale Agreements will occur on one or more dates occurring no later than approximately 12 months after the date of the prospectus supplement relating to the offering. Upon any physical settlement of the Forward Sale Agreements, the Company will issue and deliver to the Forward Purchaser shares of the Company’s common stock in exchange for cash proceeds per share, before any underwriting discount and offering expenses, equal to the forward sale price, which will initially be $67.40, and will be subject to certain adjustments as provided in the Forward Sale Agreements. The Company may, in certain circumstances, elect cash settlement for all or a portion of its obligations under the Forward Sale Agreements.

The Company intends to use any net proceeds that it receives upon settlement of the Forward Sale Agreements described above or upon any issuance and sale to the Underwriter of shares of the Company’s common stock in the offering to fund development and redevelopment activities, fund potential acquisition opportunities, repay maturing debts, and/or for general corporate purposes.

The Offering is described in the prospectus supplement of the Company, dated January 15, 2015, together with the related prospectus, filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2014.

The Underwriting Agreement and Forward Sale Agreements contain various representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement, the Forward Sale Agreement and the Additional Forward Sale Agreement set forth above is qualified in its entirety by reference to the Underwriting Agreement, the Forward Sale Agreement and the Additional Forward Sale Agreement, which are filed as Exhibits 1.1, 10.1 and 10.2 respectively, to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K may be deemed to include forward-looking statements, which are based on current expectations and assumptions and are subject to a number of risks and uncertainties. Certain important risk factors are identified in the Company’s reports filed with the Commission, including the “Risk Factors” section in the most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Commission.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 1.1	Underwriting Agreement dated as of January 14, 2015 among Regency Centers Corporation, the Forward Counterparty named therein, the Forward Seller named therein and Wells Fargo Securities, LLC, as Underwriter and as representatives of other underwriters listed therein.

Exhibit 5.1	Opinion of Foley & Lardner LLP regarding legality of securities.

Exhibit 8.1	Opinion of Foley & Lardner LLP regarding certain tax matters.

Exhibit 10.1	The Forward Sale Agreement dated as of January 14, 2015 among Regency Centers Corporation and Wells Fargo Bank, National Association.

Exhibit 10.2	The Forward Sale Agreement dated as of January 15, 2015 among Regency Centers Corporation and Wells Fargo Bank, National Association.

Exhibit 23.1	Consent of Foley & Lardner LLP (included in Exhibits 5.1 and 8.1).

Exhibit 99.1	Press release of Regency Centers Corporation dated January 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

January 15, 2015	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

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